Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-257284) on Form S-8 of our report dated March 24, 2022, with respect to the financial statements of Femasys Inc.

/s/ KPMG LLP

Atlanta, Georgia

March 24, 2022